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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001, included in Southwestern Public Service Company's Annual Report on Form 10-K for the year ended December 31, 2000 and relating to the financial statements of Southwestern Public Service Company, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
June 15, 2001

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  Exhibit 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS